WaterBridge Announces Pricing of Upsized Initial Public Offering

September 16, 2025

HOUSTON--(BUSINESS WIRE)--WaterBridge Infrastructure LLC (“WaterBridge”) today priced its upsized initial public offering of 31,700,000 Class A shares representing limited liability company interests in WaterBridge ("Class A shares") at a price to the public of $20.00 per Class A share. In addition, WaterBridge granted the underwriters a 30-day option to purchase up to an additional 4,755,000 Class A shares at the public offering price, less underwriting discounts and commissions. The Class A shares are expected to begin trading on each of the New York Stock Exchange (“NYSE”) and NYSE Texas, Inc. (“NYSE Texas”) under the ticker symbol “WBI” on September 17, 2025. The offering is expected to close on September 18, 2025, subject to the satisfaction of customary closing conditions.

WaterBridge expects to receive net proceeds from the offering of approximately $588 million, or $677 million if the underwriters exercise their option to purchase additional Class A shares in full, after deducting underwriting discounts and commissions and estimated expenses payable by WaterBridge.

J.P. Morgan and Barclays are acting as lead book-running managers for the offering. Additional book-running managers for the offering are Goldman Sachs & Co. LLC, Morgan Stanley, Wells Fargo Securities, Piper Sandler, Raymond James and Stifel. Texas Capital Securities, Pickering Energy Partners, Janney Montgomery Scott, Johnson Rice & Company and Roberts & Ryan are acting as co-managers for the offering.

A registration statement relating to the Class A shares offered in the initial public offering has been filed and was declared effective by the U.S. Securities and Exchange Commission on September 16, 2025 (the “Registration Statement”). The offering of these securities is being made only by means of a prospectus that meets the requirements of Section 10 of the Securities Act of 1933, as amended. Copies of the prospectus related to these securities can be obtained from any of the following sources:

J.P. Morgan Securities LLC

c/o Broadridge Financial Solutions

1155 Long Island Avenue

Edgewood, New York 11717

Email: prospectus-eq_fi@jpmchase.com and postsalemanualrequests@broadridge.com

Barclays Capital Inc.
Attention: Broadridge Financial Solutions
1155 Long Island Avenue
Edgewood, NY 11717
Telephone: (888) 603-5847
Email: barclaysprospectus@broadridge.com

About WaterBridge

WaterBridge is a leading integrated, pure-play water infrastructure company with operations predominantly in the Delaware Basin, the most prolific oil and natural gas basin in North America, with additional assets in the Eagle Ford and Arkoma Basins. WaterBridge operates the largest produced water infrastructure network in the United States, through which it provides water management solutions to oil and natural gas exploration and production companies under long-term contracts, which include gathering, transporting, recycling and handling produced water. As of August 31, 2025, WaterBridge’s infrastructure network included approximately 2,500 miles of pipelines and 197 produced water handling facilities, which handled over 2.6 million bpd of produced water for our customers and had more than 4.5 million bpd of total produced water handling capacity. Headquartered in Houston, Texas, WaterBridge is a first mover in the water midstream sector and benefits from an experienced and entrepreneurial management team.

Important Information

The Registration Statement may be obtained free of charge at the SEC's website at www.sec.gov under “WaterBridge Infrastructure LLC”. This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of any securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

Cautionary Statement Concerning Forward-Looking Statements

This press release contains forward-looking statements. Forward-looking statements include all statements that are not historical facts. The words “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “future,” “will,” “seek,” “foreseeable,” the negative version of these words, or similar terms and phrases are intended to identify forward-looking statements. These forward-looking statements include any statements regarding the commencement of trading of the Class A shares on each of the NYSE and the NYSE Texas and the expected closing date and net proceeds of WaterBridge’s initial public offering. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, including those described in the Registration Statement.

Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, WaterBridge does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for WaterBridge to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in the Registration Statement filed with the SEC in connection with WaterBridge’s initial public offering. The risk factors and other factors noted in the Registration Statement could cause its actual results to differ materially from those contained in any forward-looking statement.

Contacts

Scott McNeely
Chief Financial Officer
WaterBridge
Contact@h2obridge.com

Mae Herrington
Director, Investor Relations
WaterBridge
Contact@h2obridge.com

Media
Daniel Yunger / Nathaniel Shahan
Kekst CNC
daniel.yunger@kekstcnc.com / nathaniel.shahan@kekstcnc.com